Exhibit 99.1

(r) 2004 Bear Stearns Global Transportation Conference May 11-12, 2004

This presentation will contain certain forward-looking statements, as defined by the Private Securities Litigation Reform Act of 1995. These forward-looking statements are, however, subject to certain risks and uncertainties that could cause actual results to differ materially from those implied by the forward-looking statements. Without limitation, these risks and uncertainties include increased competition, reliance on certain customers and corporate partnerships, shortages and costs of raw materials, dependence on industry trends, access to capital, acceptance of new technology and products, and government regulation. Listeners should review and consider the various disclosures made by the Company in this presentation, and in its reports to its stockholders and periodic reports on Forms 10-K and 10-Q. We can give not assurance that the expectations reflected in our forward-looking statements will prove to be correct. Our actual results could differ materially from those anticipated in these forward-looking statements. All written and oral forward looking statements attributable to us are expressly qualified in their entirety by the factors we disclose that could cause our actual results to differ materially from our expectations. Forward-Looking Statements

Accelerating Industry Recovery Dominant Core Customers Leading Product Offering Middle Market Initiative Continued Operational Excellence Solid Financial Footing Positioned for Significant Earnings Growth

1985 1986 1987 1988 1989 1990 1991 1992 1993 1994 1995 1996 1997 1998 1999 2000 2001 2002 2003 2004E 2005E 2006E 2007E 2008E Total Trailers 179000 173000 164000 161000 161000 147677 120156 162881 185304 233189 279242 202952 235517 285230 318788 275223 140100 142658 183162 247768 286723 318046 330812 346009 Positive Industry Momentum Units Data Source: ACT Research Co., LLC: Copyright 2003 U.S. Trailer Industry Shipments 200,000 - 225,000 units considered normalized build ACT 2004 forecast: 247,000 WNC 2004 forecast: 225,000-230,000 units Last 3 year average 154,000 units, 77% of estimated annual replacement demand

Momentum Continues Into 2004 Branches Dealers Factory Direct Total 2004 Goal 4700 13800 32221 50721 2004 Attainment 3938 11738 21231 38410 2004 Booked Business as of 4/30/2004 76% Attainment of 2004 Goal Units

Dominant Core Customers

1997 1998 1999 2000 2001 2002 2003 Annual Capacity East 7288 17983 36649 36755 24782 27275 30260 60000 West 15.1 29.5 52.5 55.5 78.2 78.6 78.4 Leading Product Offering - DuraPlate(r) DuraPlate Volume % of Total Units Excellent product acceptance Reduced Total Cost of Ownership (TCO) Increased durability Enhanced trade in values

U.S. Trailer Market by Type Dry Van Segment Middle Market Initiative 2.8 million trailers Source: ACT & Company Estimates 1.7 million trailers

2004 - 2005 Operational Initiatives Continuous Improvement Safety (group insurance costs) Quality (warranty costs) Capacity (incremental contribution margins 20%+) Productivity Standardization (inventory) Retail Division Profitability Addition of 2nd & 3rd Shifts/5 days per week, capacity optimization

Debt Reduction 2001 2002 2003 2004* Off Balance Sheet Debt 94 20 12 7.3 Bank Debt & Other 347 347 102 50 Convertible Bonds 0 0 125 125 $367 $441 $239 $182 *Company Estimates $ in millions 59% Reduction in Debt

Earnings Growth Catalysts Income Statement Sales Gross Margin S,G&A Interest Expense Catalysts Improving Cycle Share Gain/Mid-Market HOS Pricing Continuous Improvement - Labor Continuous Improvement - Material Absorption/Incremental Contribution Retail Process Simplification Fees & Services Interest Rate Reduction Debt Reduction

Numbers Must Be Achieved - No Excuses! Industry Cycle Dynamics Structural Margin Improvement Grow Earnings Operational Excellence & Financial Strength We Control Our Destiny